As filed with the U.S. Securities and Exchange Commission on February 25, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________________________________________
HEALTH CATALYST, INC.
(Exact name of registrant as specified in its charter)
________________________________________________________________

Delaware	45-3337483
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
10897 South River Front Parkway #300
South Jordan, UT 84095
(Address of Registrant’s Principal Executive Offices)
______________________________________________________________
2019 Stock Option and Incentive Plan
2019 Employee Stock Purchase Plan
(Full title of the plan)
______________________________________________________________
Daniel Burton
Chief Executive Officer
Health Catalyst, Inc.
10897 South River Front Parkway #300
South Jordan, UT 84095
(801) 708-6800
(Name, address and telephone number of agent for service)
______________________________________________________________

Copies to:
Richard A. Kline Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 (650) 470-4987	Daniel Orenstein Health Catalyst, Inc. 10897 South River Front Parkway #300 South Jordan, UT 84095 (801) 708-6800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Emerging growth company	☐
Non-accelerated filer	☐	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share:
—2019 Stock Option and Incentive Plan	2,185,461(2)	$48.83(4)	$106,716,060.63	$11,642.72
—2019 Employee Stock Purchase Plan	437,092(3)	$41.51(5)	$18,143,688.92	$1,979.48
TOTAL:	2,622,553		$124,859,749.55	$13,622.20
_________________
(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock, $0.001 par value per share (“Common Stock”), that become issuable under the Registrant’s 2019 Stock Option and Incentive Plan (“2019 Plan”) and the Registrant’s 2019 Employee Stock Purchase Plan (“2019 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2) The 2019 Plan provides for an annual increase in the number of shares reserved and available for issuance under the 2019 Plan as follows: The number of shares available for issuance under the 2019 Plan will be increased January 1, 2020 and each January 1 thereafter, in an amount equal to five percent (5%) of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares as approved by the Administrator (as defined in the 2019 Plan). The 2,185,461 shares of Common Stock registered hereunder were authorized as of January 1, 2021 pursuant to the annual increase provisions described above.

(3) The 2019 ESPP provides for an annual increase in the number of shares reserved and available for issuance under the 2019 ESPP as follows: The number of shares available for issuance under the 2019 ESPP shall be subject to an annual increase to be added on January 1, 2020 and each January 1 thereafter equal to the lesser of (i) 750,000 shares of Common Stock, (ii) one percent (1%) of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, or (iii) such lesser number of shares of Common Stock determined by the Administrator (as defined in the 2019 ESPP). The 437,092 shares of Common Stock registered hereunder were authorized as of January 1, 2021 pursuant to the annual increase provisions described above.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of $48.83 per share, which represents the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on February 22, 2021.

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, and based on eighty-five percent (85%) of $48.83 per share, which represents the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on February 22, 2021.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is being filed by Health Catalyst, Inc. (the “Registrant”) to register 2,185,461 additional shares of Common Stock reserved for issuance under the 2019 Plan and 437,092 additional shares of Common Stock reserved for issuance under the 2019 ESPP.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 of the Registrant filed with the Securities and Exchange Commission (the “Commission”) on July 25, 2019 (File No. 333-232795) are hereby incorporated in this Registration Statement by reference to the extent not replaced hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”). The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”), filed with the Commission on February 25, 2021;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38993) filed with the Commission on July 18, 2019 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date

4.1	Form of Common Stock Certificate of the Registrant.	S-1/A	333-232400	4.1	7/12/2019

4.2	2019 Stock Option and Incentive Plan, and forms of agreement thereunder.	S-1/A	333-232400	10.12	7/12/2019

4.3	2019 Employee Stock Purchase Plan.	S-1/A	333-232400	10.14	7/12/2019

5.1	Opinion of Latham & Watkins LLP.	Filed Herewith

23.1	Consent of Independent Registered Public Accounting Firm.	Filed Herewith

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).	Filed Herewith

24.1	Power of Attorney (contained on signature page hereto).	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South Jordan, Utah, on February 25, 2021.

HEALTH CATALYST, INC.

By:	/s/ Daniel Burton
Daniel Burton
Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Burton, Bryan Hunt, Jason Alger, and Daniel Orenstein, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Health Catalyst, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Burton	Chief Executive Officer and Director	February 25, 2021
Daniel Burton	(Principal Executive Officer)

/s/ Bryan Hunt	Chief Financial Officer	February 25, 2021
Bryan Hunt	(Principal Financial Officer)

/s/ Jason Alger	Chief Accounting Officer	February 25, 2021
Jason Alger	(Principal Accounting Officer)

/s/ Fraser Bullock	Director	February 25, 2021
Fraser Bullock

/s/ Timothy G. Ferris	Director	February 25, 2021
Timothy G. Ferris

/s/ Duncan Gallagher	Director	February 25, 2021
Duncan Gallagher

/s/ John A. Kane	Director	February 25, 2021
John A. Kane

/s/ Julie Larson-Green	Director	February 25, 2021
Julie Larson-Green

/s/ Anita V. Pramoda	Director	February 25, 2021
Anita V. Pramoda

/s/ S. Dawn Smith	Director	February 25, 2021
S. Dawn Smith

/s/ Mark Templeton	Director	February 25, 2021
Mark Templeton